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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                  State or Other Jurisdiction
         Name                    of Incorporation/Organization
         ----                    -----------------------------

Par Pharmaceutical, Inc.                  New Jersey

PRX Distributors, Ltd.                     Delaware

ParCare, Ltd.                              New York

PRI-Research, Inc.                         Delaware

Nutriceutical Resources, Inc.              New York

Quad Pharmaceuticals, Inc.                  Indiana

Par Pharma Group, Ltd.                     Delaware